Exhibit 99.1

            INNOTRAC CORPORATION ANNOUNCES 2006 THIRD QUARTER RESULTS

    ATLANTA, Nov. 6 /PRNewswire-FirstCall/ -- Innotrac Corporation (Nasdaq:
INOC) announced financial results today for the third quarter and nine months ended September 30, 2006. The Company reported revenues of $19.1 million for the quarter versus $17.5 million reported in the comparable period in 2005, an increase of 8.8% primarily attributed to the addition of several new retail/catalog clients. For the nine months ended September 30, 2006, the Company reported revenues of $53.0 million compared to $55.7 million for the same period in 2005, a decrease of 4.9%. The decrease for the nine-month period resulted from reduced revenue from our telecommunications clients due to the maturity of the telephone and Caller ID equipment business and reduced volumes from our direct marketing clients, partially offset by an increase in revenue from our retail/catalog clients due to the addition of new clients and increased revenue from our DSL clients due to increased volumes.

    The Company reported a net loss of $488,000, or $0.04 per share, for the three months ended September 30, 2006, versus a net loss of $796,000, or $0.06 per share, in the comparable period of 2005. For the nine months ended September 30, 2006, the Company reported a net loss of $2.6 million, or $0.21 per share, compared to a net loss of $1.7 million, or $0.14 per share, in the same period in 2005.

    Conference Call

    Innotrac Corporation will hold a conference call to discuss this release this evening, November 6, 2006 at 5:00 PM Eastern Standard Time. Investors can listen to the conference call live by dialing 1-877-569-0972 (Conference ID:
1151833) or by logging on to http://www.innotrac.com and clicking on "Webcasts and Presentations" in the "Investor Relations" section. The Webcast will be archived and available at the same Web address. Additionally, a 48- hour audio playback will be available at 1-800-642-1687 (Conference ID: 1151833).

    Innotrac

    Innotrac Corporation, founded in 1984 and based in Atlanta, Georgia, is a full-service fulfillment and logistics provider serving enterprise clients and world-class brands. The Company employs sophisticated order processing and warehouse management technology and operates ten fulfillment centers and two call centers in six cities spanning all time zones across the continental United States. For more information about Innotrac, visit the Innotrac Web site, http://www.innotrac.com.

    Information contained in this press release, other than historical information, may be considered forward-looking in nature. Forward-looking statements in this press release include our expectations for future progress in our business and future generation of cash flows. Forward-looking statements are subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on Innotrac's operating results, performance or financial condition are competition, the demand for Innotrac's services, Innotrac's ability to retain its current clients and attract new clients, realization of expected revenues from new clients, the state of the telecommunications and direct response industries in general, changing technologies, Innotrac's ability to maintain profit margins in the face of pricing pressures and numerous other factors discussed in Innotrac's 2005 Annual Report on Form 10-K and other filings on file with the Securities and Exchange Commission. Innotrac disclaims any intention or obligation to update or revise any forward-looking statement whether as a result of new information, future events or otherwise.

                              INNOTRAC CORPORATION
                 Condensed Consolidated Statements of Operations
                    (in thousands, except per share amounts)

                                        Three Months Ended      Nine Months Ended
                                           September 30,          September 30,
                                      ---------------------   ---------------------
                                         2006        2005        2006        2005
                                      ---------   ---------   ---------   ---------
                                           (Unaudited)             (Unaudited)
Revenues                              $  19,091   $  17,543   $  52,996   $  55,724
Cost of revenues                          9,589       8,695      26,467      28,328
Selling, general and
    administrative expenses               8,914       8,535      26,212      25,421
Depreciation and amortization               956       1,091       2,639       3,551
    Total operating expenses             19,459      18,321      55,318      57,300
Operating (loss)                           (368)       (778)     (2,322)     (1,576)
    Interest expense                        120          18         278         127
        Total other expense                 120          18         278         127
(Loss) before income taxes                 (488)       (796)     (2,600)     (1,703)
    Income tax (benefit)                      -           -           -           -
Net (loss)                            $    (488)  $    (796)  $  (2,600)  $  (1,703)

Earnings per share:
    Basic                             $   (0.04)  $   (0.06)  $   (0.21)  $   (0.14)
    Diluted                           $   (0.04)  $   (0.06)  $   (0.21)  $   (0.14)

Weighted average shares
    outstanding:
    Basic                                12,281      12,277      12,281      12,167
    Diluted                              12,281      12,277      12,281      12,167

Note: These statements should be read in conjunction with the Company's Form 10-K filed with the Securities and Exchange Commission on March 31, 2006.

                              INNOTRAC CORPORATION
                      Condensed Consolidated Balance Sheets
                                 (in thousands)

                                                September 30,    December 31,
                                                    2006             2005
                                                -------------   -------------
                                                 (Unaudited)        (Audited)

                    ASSETS
Current Assets:
     Cash                                       $       1,122   $       2,068
     Accounts receivable (net of
      allowance for doubtful accounts
      of $280 at September 30, 2006
      and $2,791 at December 31, 2005)                 14,821          12,745
     Inventory                                          2,077           4,676
     Prepaid expenses and other                         1,529           1,383
           Total current assets                        19,549          20,872

 Property and equipment, net                           15,145          10,754
 Goodwill                                              25,169          25,169
 Other assets, net                                      1,355           1,177

            Total assets                        $      61,218   $      57,972

      LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
     Accounts payable                           $       5,185   $       6,707
     Accrued expenses and other                         4,386           3,036
     Line of credit                                     5,892               -
           Total current liabilities                   15,463           9,743

Noncurrent Liabilities:
     Other non-current liabilities                      1,080           1,038
           Total noncurrent liabilities                 1,080           1,038

           Total shareholders' equity                  44,675          47,191

           Total liabilities and
            shareholders' equity                $      61,218   $      57,972

Note: These statements should be read in conjunction with the Company's Form 10-K filed with the Securities and Exchange Commission on March 31, 2006.

                              INNOTRAC CORPORATION
                 Condensed Consolidated Statements of Cash Flows
                                 (in thousands)

                                                   Three Months            Nine Months
                                                     Ended                   Ended
                                                  September 30,           September 30,
                                             ---------------------   ---------------------
                                                2006        2005        2006        2005
                                             ---------   ---------   ---------   ---------
                                                  (Unaudited)             (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                     $    (488)  $    (796)  $  (2,600)  $  (1,703)
Adjustments to net loss:
   Depreciation and amortization                   956       1,091       2,639       3,551
   Loss on disposal of fixed assets                  8          12           8          12
   Provision for bad debts                          (1)        (73)         73        (508)
   Amortization of deferred
    compensation                                    22           -          84           -
   Changes in working capital:
      Accounts receivable, gross                  (163)      5,104      (2,149)      6,066
      Inventory                                    856      (1,377)      2,599      (1,469)
      Prepaid assets and other                    (107)        317        (307)        348
      Accounts payable, accrued
       expenses and other                        2,154      (1,584)       (131)     (1,239)
   Cash provided by operating
    activities                                   3,237       2,694         216       5,058

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures                            (1,616)       (217)     (7,034)       (800)
   Cash used in investing activities            (1,616)       (217)     (7,034)       (800)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (repayments) under
 line of credit                                 (1,506)          -       5,892      (3,063)
Loan commitment fees                                 -           -         (20)          -
Payment of capital lease obligation                  -         (18)          -         (54)
Exercise of employee stock options                   -          21           -       1,285
   Cash provided by (used in)
    financing activities                        (1,506)          3       5,872      (1,832)

Net increase (decrease) in cash                    115       2,480        (946)      2,426
Cash, beginning of period                        1,007       1,323       2,068       1,377
Cash, end of period                          $   1,122   $   3,803   $   1,122   $   3,803

Note: These statements should be read in conjunction with the Company's Form 10-K filed with the Securities and Exchange Commission on March 31, 2006.

SOURCE  Innotrac Corporation
    -0-                             11/06/2006
    /CONTACT: Christine Herren, Senior Director and Controller of Innotrac Corporation, +1-678-584-4115, or cherren@innotrac.com /
    /Web site:  http://www.innotrac.com/
    (INOC)